UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

CARDINAL ENERGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53923	26-0703223
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6037 Frantz Rd., Suite 103 Dublin, OH	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (614) 459-4959

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

Effective as of November 8, 2013, Cardinal Energy Group, Inc. (the “we”, “us”, “our”) entered into a binding letter of intent (the “LOI”) to provide $1,750,000 in funding to Mojave Gold Corporation (“Mojave”), an unaffiliated third party, with an option to increase such amount to $5,000,000. Mojave, through an affiliate, has been exploring for platinum and palladium minerals in Guyana and has been granted permission from the Guyanese government to conduct a geological and geophysical survey (“PGGS”), has completed sampling, assaying and ground and aerial magnetic surveying and the PGGS and is awaiting issuance of ten prospecting licenses to commence drill testing for these minerals within the area covered by the proposed licenses.

Under the terms of the LOI, we intend lend Mojave $1,750,000 (the “Loan”) in a maximum of five installments over the ten day period beginning upon execution of definitive agreements. The Loan will provide for interest at the rate of 6% per annum, with interest payable annually and a maturity date of 24 months after the date of the loan. As an incentive for us to make the Loan, Mojave, a privately held company, will issue us 2,500,000 shares of its common stock within five days of the date of the LOI to be held in escrow pending completion of the Loan.

In addition to the issuance of the shares, Mojave has granted us an option to purchase equity in Mojave equal to 35% of its issued and outstanding shares (the “Option”) in addition to the initial award of 2,500,000 shares. The exercise price of the Option is $5,000,000 which may be paid by partially paid by converting the Loan as consideration for the exercise price of the Option. The Option expires at the end of the due diligence period discussed below.

We intend to conduct certain due diligence on Mojave over the 120 day period beginning are we make the Loan and agreed to work together with Mojave to enter into a definitive agreement consistent with the terms of the LOI within five business days of the date of the LOI.

The foregoing description of the LOI does not purport to be complete and is qualified in its entirety by the LOI, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Letter of Intent effective as of November 8, 2013 between Mojave Gold Corporation and Cardinal Energy Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ENERGY GROUP, INC.

Date: November 8, 2013	By:	/s/ Timothy W. Crawford
Timothy W. Crawford, Chief Executive Officer